UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011 real estate associates limted II

(Exact name of Registrant as specified in its charter)

California	0-09782	95-3547609
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

Real Estate Associates Limited II, a California limited partnership (the “Registrant”), owns a 99% limited partnership interest in Branford Development Associates Limited Partnership, a Connecticut limited partnership (“Branford Elderly”). Branford Elderly owns a 38-unit apartment complex located in Branford, Connecticut. As previously disclosed, on October 20, 2011, the Registrant entered into an Assignment and Assumption Agreement (the “Agreement”) with Wendell C. Harp, Michael P. Piscitelli, collectively, the operating general partners of Branford Elderly, Wenchael Incorporated, a Connecticut corporation, and  Branford Development Housing, LLC, a Connecticut limited liability company (the “Assignee”), relating to the assignment of the limited partnership interest held by the Registrant in Branford Elderly for a total price of $1,100,000. The Registrant’s investment balance in Branford Elderly was zero at September 30, 2011.

Pursuant to the terms of the Agreement, on December 14, 2011, the Registrant transferred its limited partnership interest in Branford Elderly to the Assignee effective as of December 14, 2011 and received net proceeds of $1,100,000. The Registrant is currently evaluating its cash requirements to determine what portion, if any, of the proceeds received from this transaction will be available to distribute to its partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED II

(a California limited partnership)

By:   National Partnership Investments Corp.

Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: December 19, 2011